UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2026

AMERICAN SHARED HOSPITAL SERVICES
(Exact Name of Registrant as Specified in Its Charter)

California	1-08789	94-2918118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Montgomery Street, Suite 850 San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 788-5300

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
American Shared Hospital Services Common Stock, No Par Value	AMS	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.04   Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

American Shared Hospital Services (the “Company”) is a party to that certain Credit Agreement, dated as of April 9, 2021 (as amended from time to time, the “Credit Agreement”), between Fifth Third Bank, National Association (the “Lender”), on the one hand, and the Company, PBRT Orlando, LLC (“PBRT”), GK Financing, LLC (“GKF,” together with the Company and PBRT, the “Borrowers”), and American Shared Radiosurgery Services (together with the Borrowers, the “Loan Parties”), on the other hand. Capitalized terms that are used but not defined in this Current Report on Form 8-K (this “Form 8-K”) have the meanings given to them in the Credit Agreement.

On May 29, 2026, the Loan Parties received notice from Lender (the “Notice”) asserting that Events of Default had occurred under the Credit Agreement (i) due to the Borrowers’ failure to maintain unrestricted cash and Cash Equivalents of at least $5,000,000 (the “Minimum Cash Covenant”) as of September 30, 2025, (ii) the Borrowers’ failure to comply with the Fixed Charge Coverage Ratio, Total Funded Debt Ratio, and the Minimum Cash Covenant as of December 31, 2025, (iii) the Borrowers’ failure to deliver a Compliance Certificate for the quarter ended March 31, 2026 within forty-five days after the end of such fiscal quarter and (iv) the Borrowers’ failure to pay in full the Term Loan Obligations and the Delayed Draw Term Loan Obligations on April 9, 2026 (such defaults in clauses (i) through (vi), collectively, the “Specified Events of Default”). The Notice further stated that as a result of the occurrence and continuation of the Specified Events of Default, the Lender has elected to exercise its right under the Credit Agreement to increase interest on Advances to the Default Rate effective from and after the earliest to occur of the Specified Events of Default. The Default Rate adds two percent per annum to the existing Applicable Margin in effect for Advances.

In addition to confirming that the Lender has not waived the Specified Event of Default or any other Event of Default, the Notice reserves all of the Lender’s other rights, powers, privileges, and remedies under the Credit Agreement, the other Loan Documents, applicable law, and otherwise with respect to any Event of Default, including Lender’s right to accelerate the Borrowers’ payment obligations in respect of all Advances and other Obligations owing under the Credit Agreement and to repossess, liquidate, or take any other action with respect to any or all Collateral. If Lender were to accelerate all payment obligations under the Credit Agreement, the Company would not have sufficient cash on hand to satisfy such accelerated payment obligations. As of the date of this Form 8-K, the Lender has not accelerated the obligations of the Loan Parties under the Credit Agreement or other Loan Documents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SHARED HOSPITAL SERVICES
(Registrant)

Dated: June 4, 2026	By:	/s/ Raymond C. Stachowiak
Raymond C. Stachowiak
Executive Chairman of the Board